Exhibit 99.1

Teradyne Reports 47% Sequential Growth in First Quarter of 2013 Orders;

Raises Outlook for Second Quarter of 2013

Q1’13 orders of $400 million, up 47% from Q4’12 driven by 42% increase in Semiconductor Test and 322% increase in Wireless Test

Q1’13 revenue of $280 million, up 13 percent from Q4’12 and down 29 percent from Q1’12

Q1’13 diluted non-GAAP net income of $0.09 per share, up from $0.07 per share in Q4’12 and down from $0.30 per share in Q1’12; Q1’13 diluted GAAP net income of $0.03 per share

Q2’13 guidance: Revenue of $380 million to $420 million; Diluted non-GAAP net income of $0.26 to $0.36 per share; Diluted GAAP net income of $0.12 to $0.20 per share

NORTH READING, Mass. – April 24, 2013 – Teradyne, Inc. (NYSE: TER) reported revenue of $280 million for the first quarter of 2013 of which $211 million was in Semiconductor Test, $34 million in Wireless Test and $35 million in Systems Test. On a non-GAAP basis, Teradyne’s net income in the first quarter was $18.2 million, or $0.09 per diluted share, which excluded acquired intangible asset amortization, non-cash convertible debt interest, and included income taxes on a cash basis. GAAP net income for the first quarter was $6.6 million, or $0.03 per diluted share.

Bookings in the first quarter of 2013 were $400 million of which $259 million were in Semiconductor Test, $109 million in Wireless Test and $32 million in Systems Test.

“Design wins in LTE cellular test and 3.5” Hard Disk Drive test along with broader demand for semiconductor test systems drove nearly a 50% uptick in company orders in the first quarter,” said CEO Mike Bradley. “As expected, the test equipment market is on a steady recovery path driven by wireless and applications processor, power management, and microcontroller demand. With the substantial growth in orders, we’ve raised our second quarter revenue plan to meet the expanding capacity needs of our customers.”

Guidance for the second quarter of 2013 is revenue of $380 million to $420 million, with non-GAAP net income per diluted share of $0.26 to $0.36 and GAAP net income per diluted share of $0.12 to $0.20. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest, and includes income taxes on a cash basis.

Webcast

A conference call to discuss the first quarter of 2013 results, along with management’s business outlook is scheduled at 10 a.m. EDT, Thursday, April 25, 2013. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 26548771. A replay will also be available on the Teradyne website www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through May 9, 2013.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible asset amortization, non-cash convertible debt interest, fair value inventory step-up related to LitePoint, pension and post retirement actuarial gains and losses, and restructuring and other net, and include income taxes on a cash basis. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes charges related to the fair value inventory step-up recorded as part of acquisition purchase accounting and pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2012, Teradyne had sales of $1.66 billion and currently employs approximately 3,700 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2013

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2013	December 31, 2012	April 1, 2012
Net revenues	$280,367	$248,404	$396,668
Cost of revenues (1) (2)	126,950	122,999	205,742

Gross profit	153,417	125,405	190,926

Operating expenses:
Engineering and development (1)	62,751	62,807	61,279
Selling and administrative (1)	67,890	69,289	66,633
Acquired intangible asset amortization	18,036	18,221	18,429
Restructuring and other (3)	332	(317)	(1,825)

Operating expenses	149,009	150,000	144,516

Income (loss) from operations	4,408	(24,595)	46,410
Interest and other (4)	(5,834)	(5,690)	(5,166)

(Loss) income before income taxes	(1,426)	(30,285)	41,244
Income tax (benefit) provision	(8,015)	(13,742)	7,680

Net income (loss)	$6,589	$(16,543)	$33,564

Net income (loss) per common share:
Basic	$0.03	$(0.09)	$0.18

Diluted	$0.03	$(0.09)	$0.15

Weighted average common shares - basic	189,686	187,737	185,838

Weighted average common shares - diluted (5)	234,757	187,737	231,153

Net orders	$400,082	$272,620	$458,082

(1)	In the first quarter of 2012, we changed our accounting method from delayed recognition of actuarial gains and losses for our defined benefit pension plans and other post retirement benefit plans to immediate recognition. We elected to immediately recognize net actuarial gains and losses and the change in the fair value of plan assets in our operating results in the year in which they occur, generally in the fourth quarter of each year. Below are the pension losses included in our operating results:

	Quarter Ended
	March 31, 2013	December 31, 2012	April 1, 2012
Cost of revenues	$—	$7,802	$—
Engineering and development	—	5,063	—
Selling and administrative	—	5,464	—

	$—	$18,329	$—

(2)	Cost of revenues includes:

	Quarter Ended
	March 31, 2013	December 31, 2012	April 1, 2012
Provision for excess and obsolete inventory	$3,800	$10,441	$1,574
Sale of previously written down inventory	(1,783)	(1,101)	(1,272)
Inventory step-up	—	—	4,871

	$2,017	$9,340	$5,173

(3)	Restructuring and other consists of:

	Quarter Ended
	March 31, 2013	December 31, 2012	April 1, 2012
Contingent consideration fair value adjustment	$—	$(317)	$(1,825)
Employee severance	332	—	—

	$332	$(317)	$(1,825)

(4)	Interest and other includes:

	Quarter Ended
	March 31, 2013	December 31, 2012	April 1, 2012
Non-cash convertible debt interest	$3,754	$3,628	$3,275

(5)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended March 31, 2013 and April 1, 2012, 23.4 million and 23.0 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$305,219	$338,920
Marketable securities	404,781	431,516
Accounts receivable	166,614	153,423
Inventories	149,058	139,410
Deferred tax assets	83,869	77,305
Prepayments and other current assets	97,909	95,487

Total current assets	1,207,450	1,236,061

Net property, plant and equipment	264,043	265,782
Marketable securities	246,253	235,872
Other assets	18,583	20,209
Retirement plan assets	3,106	3,282
Intangible assets	300,831	318,867
Goodwill	349,272	349,272

Total assets	$2,389,538	$2,429,345

Liabilities
Accounts payable	$59,100	$58,324
Accrued employees’ compensation and withholdings	54,555	86,264
Deferred revenue and customer advances	71,816	81,357
Other accrued liabilities	51,918	57,249
Accrued income taxes	3,221	12,306
Current debt	176,835	2,328

Total current liabilities	417,445	297,828

Long-term deferred revenue and customer advances	15,622	16,227
Retirement plan liabilities	94,592	94,373
Deferred tax liabilities	50,201	50,201
Long-term other accrued liabilities	20,413	21,302
Long-term debt	—	171,059

Total liabilities	598,273	650,990

Shareholders’ equity	1,791,265	1,778,355

Total liabilities and shareholders’ equity	$2,389,538	$2,429,345

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	March 31, 2013	April 1, 2012
Cash flows from operating activities:
Net income	$6,589	$33,564
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation	14,115	12,288
Amortization	21,884	21,815
Stock-based compensation	9,023	10,766
Provision for excess and obsolete inventory	3,800	1,574
Deferred taxes	(6,183)	7,699
Inventory step-up	—	4,871
Contingent consideration adjustment	—	(1,825)
Other	131	(487)
Changes in operating assets and liabilities:
Accounts receivable	(13,191)	(92,217)
Inventories	(4,040)	23,636
Prepayments and other assets	(1,070)	1,885
Accounts payable and accrued expenses	(47,258)	(9,259)
Deferred revenue and customer advances	(10,146)	(1,704)
Retirement plan contributions	(1,063)	(1,061)
Accrued income taxes	(9,085)	(376)

Net cash (used for) provided by operating activities	(36,494)	11,169

Cash flows from investing activities:
Purchases of property, plant and equipment	(22,547)	(27,074)
Purchases of marketable securities	(124,514)	(80,095)
Proceeds from maturities of marketable securities	119,552	46,549
Proceeds from sales of marketable securities	21,694	6,256

Net cash used for investing activities	(5,815)	(54,364)

Cash flows from financing activities:
Issuance of common stock under stock option and stock purchase plans	8,921	9,925
Payments of long-term debt	—	(1,246)
Payments of contingent consideration	(313)	(5,824)

Net cash provided by financing activities	8,608	2,855

Decrease in cash and cash equivalents	(33,701)	(40,340)
Cash and cash equivalents at beginning of period	338,920	573,736

Cash and cash equivalents at end of period	$305,219	$533,396

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	March 31, 2013	% of Net Revenues			December 31, 2012	% of Net Revenues			April 1, 2012	% of Net Revenues
Net revenues	$280.4				$248.4				$396.7

Gross profit—GAAP	$153.4	54.7%			$125.4	50.5%			$190.9	48.1%
Inventory step-up	—	—			—	—			4.9	1.2%
Pension mark-to-market adjustments (1)	—	—			7.8	3.1%			—	—

Gross profit—non-GAAP	$153.4	54.7%			$133.2	53.6%			$195.8	49.4%

Income (loss) from operations—GAAP	$4.4	1.6%			$(24.6)	-9.9%			$46.4	11.7%
Acquired intangible asset amortization	18.0	6.4%			18.2	7.3%			18.4	4.6%
Restructuring and other (2)	0.3	0.1%			(0.3)	-0.1%			(1.8)	-0.5%
Pension mark-to-market adjustments (1)	—	—			18.3	7.4%			—	—
Inventory step-up	—	—			—	—			4.9	1.2%

Income from operations—non-GAAP	$22.7	8.1%			$11.6	4.7%			$67.9	17.1%

			Net Income (Loss) per Common Share				Net Income (Loss) per Common Share				Net Income (Loss) per Common Share
	March 31, 2013	% of Net Revenues	Basic	Diluted	December 31, 2012	% of Net Revenues	Basic	Diluted	April 1, 2012	% of Net Revenues	Basic	Diluted
Net income (loss) —GAAP	$6.6	2.4%	$0.03	$0.03	$(16.5)	-6.6%	$(0.09)	$(0.09)	$33.6	8.5%	$0.18	$0.15
Acquired intangible asset amortization	18.0	6.4%	0.09	0.08	18.2	7.3%	0.10	0.10	18.4	4.6%	0.10	0.09
Income tax adjustment (3)	(10.5)	-3.7%	(0.06)	(0.04)	(10.7)	-4.3%	(0.06)	(0.06)	1.8	0.5%	0.01	0.01
Interest and other (4)	3.8	1.4%	0.02	0.02	3.6	1.4%	0.02	0.02	3.3	0.8%	0.02	0.02
Restructuring and other (2)	0.3	0.1%	0.00	0.00	(0.3)	-0.1%	(0.00)	(0.00)	(1.8)	-0.5%	(0.01)	(0.01)
Pension mark-to-market adjustments (1)	—	—	—	—	18.3	7.4%	0.10	0.10	—	—	—	—
Inventory step-up	—	—	—	—	—	—	—	—	4.9	1.2%	0.03	0.02
Convertible share adjustment (5)	—	—	—	0.01	—	—	—	—	—	—	—	0.02

Net income—non-GAAP	$18.2	6.5%	$0.10	$0.09	$12.6	5.1%	$0.07	$0.07	$60.2	15.2%	$0.32	$0.30

GAAP and non-GAAP weighted average common shares—basic	189.7				187.7				185.8
GAAP weighted average common shares—diluted	234.8				187.7				231.2
Include GAAP dilutive shares	—				3.7				—
Exclude dilutive shares from convertible note	(42.3)				—				(23.0)

Non-GAAP weighted average common shares—diluted (5)	192.5				191.4				208.2

(1) Actuarial loss recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.
(2) Restructuring and other consists of:

	Quarter Ended
	March 31, 2013				December 31, 2012				April 1, 2012
Contingent consideration fair value adjustment	$—				$(0.3)				$(1.8)
Employee severance	0.3				—				—

	$0.3				$(0.3)				$(1.8)

(3) For the quarters ended March 31, 2013, December 31, 2012 and April 1, 2012, adjustment to record income taxes on a cash basis.
(4) For the quarters ended March 31, 2013, December 31, 2012 and April 1, 2012, Interest and other included non-cash convertible debt interest.

(5)  For the quarter ended April 1, 2012, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 18.3 million shares have been included in non-GAAP diluted shares and net interest expense of $2.4 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Second Quarter 2013 guidance:
GAAP and non-GAAP second quarter revenue guidance:	$380 million	to	$420 million
GAAP net income per diluted share	$0.12		$0.20
Exclude acquired intangible asset amortization	0.08		0.08
Exclude non-cash convertible debt interest	0.02		0.02
Adjustment to record income taxes on a cash basis	0.00		0.02
Exclude dilutive shares from convertible note	0.04		0.04

Non-GAAP net income per diluted share	$0.26		$0.36

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations